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Exhibit 99.1

		Annual Meeting Admission Ticket
MR A SAMPLE DESIGNATION ADD 1 ADD 2 ADD 3 ADD 4 ADD 5	000004 Least Address Line	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext
ADD 6	2006 Annual Meeting of
Liberty Media Corporation Shareholders
[                        ], 2006, 9:00 a.m. Local Time
Hyatt Regency Tech Center Denver
7800 East Tufts Avenue, Denver CO 80237
Upon arrival, please present this
admission ticket and photo identification
		at the registration desk.
PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
Annual Meeting Proxy Card	123456	C0123456789	12345

☐	Please mark this box with an X if you plan to attend the meeting.	MR A SAMPLE
A Proposals—The Board of Directors recommends a vote FOR the listed porposals.
	For	Withhold	Abstain			C 1234567890			J N T
1. The Merger Proposal:	☐	☐	☐
(see page 39 of the proxy statement).
2. The Tracking Stock Proposal:	☐	☐	☐
(see page 39 of the proxy statement).
3. The Optional Conversion Proposal:	☐	☐	☐
(see page 39 of the proxy statement).
4. The Optional Redemption Proposal:	☐	☐	☐
(see page 40 of the proxy statement).
5. The Group Disposition Proposal:	☐	☐	☐
(see page 40 of the proxy statement).
6. Election of Directors Proposal:	For	Withhold			For	Withhold		For	Withhold
01—Donne F. Fisher	☐	☐		02—Gregory B. Maffei	☐	☐	03—M. LaVoy Robison	☐	☐
	For	Withhold	Abstain
7—Auditors Ratification Proposal:	☐	☐	☐
☐	Please mark this box with an X if you have made comments at right.	Comments:
B Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appears on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.
Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)

/ /
	5 U P X	0 0 8 5 8 3 +

001CD40003                        00JAPC

Admission Ticket

Notice of 2006 Annual Meeting
[                        ], 2006, 9:00 am local time
Hyatt Regency Tech Center Denver
7800 East Tufts Avenue
Denver, CO 80237

Liberty Media Corporation's Annual Meeting will be held at 9:00 am local time on [                        ], 2006 at the Hyatt Regency Tech Center. If you plan to attend the Annual Meeting, please tear off and keep the upper portion of this form as your ticket for admission to the meeting. This ticket, along with a form of personal identification, admits the named Shareholder(s) and one guest.

Your vote is important. Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you vote your shares as soon as possible using one of three convenient methods: over the phone, over the Internet or by signing and returning your proxy card in the envelope provided. If you plan to attend the meeting, please mark the appropriate box on the proxy.

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

LIBERTY MEDIA CORPORATION

SERIES A AND SERIES B COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Christopher Shean and Charles Y. Tanabe and each of them, with power to act without the other and with the right of substitution in each, the proxies of the undersigned to vote all shares of Series A and Series B Common Stock of Liberty Media Corporation, held by the undersigned at the Annual Meeting of shareholders to be held on [                        ], 2006, and at any adjournments thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.

IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE ELECTION OF ALL LISTED NOMINEES AND IN ACCORD WITH THE DIRECTORS' RECOMMENDATIONS ON THE OTHER SUBJECTS LISTED ON THE OTHER SIDE OF THE PROXY CARD. IN THE EVENT THAT ANY OTHER MATTER MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENT THEREOF, THE PERSONS SET FORTH ABOVE ARE AUTHORIZED, AT THEIR DISCRETION, TO VOTE THE MATTER.

PLEASE SIGN ON THE OTHER SIDE AND RETURN PROMPTLY TO LIBERTY MEDIA CORPORATION, C/O COMPUTERSHARE, P.O. BOX 43101, PROVIDENCE, RI, 02940-0567. IF YOU DO NOT VOTE BY TELEPHONE OR INTERNET, OR SIGN AND RETURN A PROXY CARD, OR ATTEND THE ANNUAL MEETING AND VOTE BY BALLOT, YOUR SHARES CANNOT BE VOTED.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)		To vote using the Internet
•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE
		•	Enter the information requested on your computer screen and
•	Follow the simple instructions provided by the recorded message.		follow the simple instructions.

You will need the numbers that are located on the front of this card in the colored bar when voting via telephone or Internet.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card. Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on [                        ], 2006. THANK YOU FOR VOTING.

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  Exhibit 99.1